UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

February 25, 2021

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2021, RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest up to $1,000,000 in the Company through purchases of common stock during the commitment period (which runs through December 31, 2022). During the commitment period, the Company may, in its sole discretion, deliver purchase notices to Triton stating the dollar amount of shares which the Company intends to sell to Triton, not to exceed $500,000 per purchase notice. The amount to be funded under a purchase notice will be the number of shares of common stock to be purchased multiplied by the greater of (i) $1.65 or (ii) eighty percent (80%) of the lowest closing price of the common stock within fifteen business days prior to the closing date for the purchase. The closing date for each purchase is five business days following the date of the corresponding purchase notice.

Triton’s obligation to purchase common stock is conditioned on certain factors including, but not limited to, the Company having an effective S-1 registration statement in effect for resale of the common stock being purchased and Triton’s ownership not exceeding 4.99% of the issued and outstanding shares of the Company at any time.

In connection with the CSPA, the Company also issued to Triton warrants to purchase, in one or more installments, 800,000 shares of the Company’s common stock (the “Warrants”) at an exercise price equal to the greater of (i) $1.65 per share and (ii) eighty percent (80%) of the average closing price of the common stock over the 90-calendar day period preceding the Warrant exercise date, subject to adjustments. The Warrants terminate on February 25, 2026. If, at any time after the initial effective date of the S-1 registration statement filed in connection with the CSPA and during the exercise period of the Warrants, there is no effective registration statement of the Company covering the Triton’s immediate resale of the shares underlying the exercise of the Warrant (the “Warrant Shares”), then Triton may elect to receive Warrant Shares pursuant to a cashless exercise of the Warrants.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Warrants were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of Triton. There were no sales commissions paid pursuant to this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2021, we appointed Kurt Kumar as our Vice President, Marketing and Business Development. Mr. Kumar, age 44, has over 20 years’ experience in tech, having driven strategic roadmaps and meeting business objectives at Universal, Warner, Sony, ATT and more. He is also well known for running Crypto conference BLOCK-CON and a frequent speaker on blockchain, crowdfunding and related technologies.

Item 7.01 Regulation FD Disclosure

On February 25, 2021, the Company issued press release which announced the appointment of Mr. Kumar. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On March 3, the Company issued press release which announced the Triton transaction. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The press releases may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form10-K for the year ended March 31, 2020, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Common Stock Purchase Agreement dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.
10.2	Common Stock Purchase Warrant dated as of February 25, 2021 between Triton Funds LP and RocketFuel Blockchain, Inc.
99.1	Press Release dated February 25, 2021.
99.2	Press Release dated March 3, 2021.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 3, 2021	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer